UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2017

Entegra Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2017, Stan M. Jeffress provided Entegra Financial Corp. (the “Company”) notice of his retirement from the Boards of Directors of the Company and its wholly-owned subsidiary, Entegra Bank, effective December 31, 2017. Mr. Jeffress, age 72, formerly Chief Financial Officer of Macon Bancorp and Macon Bank, the predecessors of the Company and the Bank, respectively, has served on the boards since January 2008.

Effective October 30, 2017, the Boards of Directors of the Company and Entegra Bank appointed Douglas (“Doug”) Kroske to the Boards of Directors of the Company and Entegra Bank.

Compensatory arrangements for Mr. Kroske will be consistent with the previously disclosed standard arrangements for non-employee directors of the Company, as described on page 30 of the Company’s proxy statement for its 2017 annual meeting of shareholders filed with the Securities and Exchange Commission on April 7, 2017.

Mr. Kroske has also been appointed to the Company’s Audit and Risk Management Committee and Entegra Bank’s Compliance and Asset Liability (ALCO) Committee.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is filed herewith:

Item	Description

99.1	Press Release dated October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: October 31, 2017	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer

Exhibit Index

99.1     Press Release dated October 31, 2017.